Exhibit 99

PPG Industries, Inc.
One PPG Place
Pittsburgh, Pennsylvania 15272 USA
www.ppg.com

Contact:
News	Jeremy Neuhart
PPG Corporate Communications
412-434-3046
neuhart@ppg.com

Investors:
Vince Morales
PPG Investor Relations
412-434-3740
vmorales@ppg.com

Bankruptcy court issues ruling on Pittsburgh Corning reorganization plan

PITTSBURGH, June 17, 2011 — The United States Bankruptcy Court for the Western District of Pennsylvania issued a decision denying confirmation of the most recent amended plan of reorganization, filed on January 29, 2009, for Pittsburgh Corning Corporation after normal business hours last evening.

Although denying confirmation, the decision viewed favorably many features of the plan. PPG is studying the bankruptcy court’s decision. PPG is encouraged that the bankruptcy court has scheduled a status conference for July 20, 2011 to consider the additional steps to be taken in the case, including potential modifications to the plan in accordance with the bankruptcy court’s opinion.

PPG has owned 50 percent of Pittsburgh Corning since 1937.

About PPG

PPG Industries’ vision is to continue to be the world’s leading coatings and specialty products company. Founded in 1883, the company serves customers in industrial, transportation, consumer products, and construction markets and aftermarkets. With headquarters in Pittsburgh, PPG operates in more than 60 countries around the globe. Sales in 2010 were $13.4 billion. PPG shares are traded on the New York Stock Exchange (symbol: PPG). For more information, visit www.ppg.com.

–110617 PC Plan–